Execution Version

INCREMENTAL TERM LOAN AMENDMENT
INCREMENTAL TERM LOAN AMENDMENT TO CREDIT AGREEMENT, dated as of June 19, 2014 (this “Amendment”), among NPC INTERNATIONAL, INC., a corporation formed under the laws of the State of Kansas (the “Parent Borrower”); NPC QUALITY BURGERS, INC., a corporation formed under the laws of the State of Kansas, and NPC OPERATING COMPANY B, INC., a corporation formed under the laws of the State of Kansas (each, a “Subsidiary Borrower”), NPC RESTAURANT HOLDINGS, LLC, a limited liability company formed under the laws of the State of Delaware (“Holdings”); each of the lenders that is a signatory hereto; and BARCLAYS BANK PLC (in its individual capacity, “Barclays”), as administrative agent (in such capacity, together with its successors, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrowers, the Administrative Agent, the Guarantors party thereto from time to time and each lender from time to time party thereto (the “Lenders”) have entered into a Credit Agreement, dated as of December 28, 2011 (as amended, amended and restated and otherwise modified prior to the date hereof, the “Credit Agreement”) (capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement);
WHEREAS, the Borrowers have requested the issuance of Incremental Term Loans in an aggregate principal amount of $40,000,000, in the form of an increase in the amount of Term Loans pursuant to and on the term set forth in Section 2.12 of the Credit Agreement;
WHEREAS, the Borrowers have enagaged Barclays Bank PLC as sole lead arranger and sole bookrunner in connection with the Incremental Term Loans;
WHEREAS, the lenders party hereto (the “Incremental Term Lenders”) have agreed to provide, subject to the conditions set forth herein, the entire aggregate amount of the Incremental Term Loans to be funded on the Incremental Effective Date (as defined below);
WHEREAS, the Administrative Agent, the Loan Parties and the Incremental Term Lenders are willing to so agree pursuant to Section 2.12 of the Credit Agreement, subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Incremental Term Loans
(a)    On the Incremental Effective Date, the Borrowers will borrow Incremental Term Loans equal to the full amount of Incremental Term Commitments (defined below) of each Incremental Term Lender. Effective on and at all times after the Incremental Effective Date, such Incremental Term Loans will constitute Term Loans and will be construed as the same Class of Term Loans outstanding prior to the Incremental Effective Date. After giving effect to the borrowing of the Incremental Term Loans, as of the Incremental Effective Date there will be $407,500,000 aggregate principal amount of Term Loans outstanding.
(b)    Each Incremental Term Lender agrees that (i) effective on and at all times after the Incremental Effective Date, such Incremental Term Lender will be bound by all obligations of a Lender under the Credit Agreement in respect of its Incremental Term Commitment and (ii) on the Incremental Effective Date, subject to the satisfaction or waiver of the conditions set forth in Section 3 of this Amendment, each Incremental Term Lender will fund the Incremental Term Loans in the amount of such Incremental Term Lender’s Incremental Term Commitment. On the Incremental Effective Date, each Incremental Term Lender will become a Lender for all purposes of the Credit Agreement.
(c)    The end date of the Interest Period for the Incremental Term Loans shall be the same as that for the Term Loans in effect under the Credit Agreement whose Interest Period expires on June 30, 2014.
SECTION 2.    Amendment.
Effective as of the Incremental Effective Date, and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:
(a)    Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:
“Incremental Effective Date” means June 19, 2014.
“Incremental Term Commitment” shall mean the commitment of any Incremental Term Lender as set forth on Schedule 2.01(b) hereto to make Term Loans on the Incremental Effective Date pursuant to Section 2.01(b). The aggregate amount of the Incremental Term Commitments on the Incremental Effective Date is $40,000,000.
“Incremental Term Lender” shall mean any Lender that has an Incremental Term Commitment or an Incremental Term Loan at such time.
(b)    The definition of “Term Commitment” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Term Commitment” shall mean, as to each Lender, its obligation to make a Term Loan as the same may be modified from time to time to reflect any assignment permitted by Section 12.06(b) or by an Additional Credit Extension Amendment. As of the Incremental Effective Date, the aggregate amount of Term Commitments of all Lenders is $40,000,000 all of which Term Commitments are Incremental Term Commitments.
(c)    Section 2.01(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b) Term Loans. Each Incremental Term Lender severally agrees, subject to the terms and conditions of this Agreement, to make Term Loans to the Borrowers equal to its Incremental Term Commitment. Such Term Loans shall be made by way of a single borrowing made on the Incremental Effective Date. Any portion of each Incremental Term Lender’s Incremental Term Commitment not utilized by such borrowing on such date shall be automatically and permanently cancelled at 5:00 p.m. (New York City time) on the Incremental Effective Date. All Borrowers shall be jointly and severally liable as borrowers for all Term Loans regardless of which Borrower delivers a notice of borrowing or receives the proceeds thereof.
(d)    A new Schedule 2.01(b) is hereby inserted in the form of Annex A hereto.
(e)    Schedule 3.01(b) is hereby amended and restated in its entirety in the form of Annex B hereto.
SECTION 3.    Conditions of Effectiveness. This Amendment shall become effective as of the first date (such date being referred to as the “Incremental Effective Date”) when each of the following conditions shall have been satisfied:
(a)    The Administrative Agent shall have received this Amendment, duly executed and delivered by (A) the Loan Parties and (B) the Incremental Term Lenders and (C) Barclays Bank PLC.
(b)    The Administrative Agent shall have received, on behalf of itself, the other Agents, the Lenders and each L/C Issuer, an opinion of (i) Kirkland & Ellis LLP, special counsel for the Loan Parties, and (ii) Stinson Leonard Street LLP, Kansas counsel for the Borrowers, in each case, dated the Incremental Effective Date and addressed to the Agents, the Issuing Bank and the Lenders, in each case in form and substance satisfactory to the Administrative Agent.
(c)    Payment of all reasonable fees and expenses due to the Administrative Agent (including, without limitation, fees and reasonable out-of-pocket expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent) and original issue discount as otherwise agreed with the Incremental Term Lenders, in each case required to be paid on the Incremental Effective Date.
(d)    The Administrative Agent shall have received with respect to each Mortgaged Property, (x) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination and (y) if any improvements located on any Mortgaged Property are located in a special flood hazard area, (i) a notice about special flood hazard area status and flood disaster assistance duly executed by the Parent Borrower and (ii) evidence of flood insurance satisfying the requirements of Section 8.03(c)(iv) of the Credit Agreement.
(e)    The Borrowers shall have delivered a certificate stating that all conditions required to be met for the incurrence of the Incremental Term Loans pursuant to Section 2.12(a) have been met including without limitation the pro forma requirements in the fifth sentence of Section 2.12(a).
SECTION 4.    Mortgaged Property Requirements. The Borrowers shall deliver or cause to be delivered to the Administrative Agent the following items with respect to each Mortgaged Property located in Alabama, Arkansas, Florida, Georgia, Kansas, Mississippi, North Carolina, Oklahoma and Tennessee, each in form and substance reasonably satisfactory to the Administrative Agent, and in each case not later than the respective dates set forth below (or such later dates as the Administrative Agent may agree in its discretion):

1.
Either (x) within 30 days after the Incremental Effective Date, evidence reasonably satisfactory to the Administrative Agent that the Mortgage encumbering such Mortgaged Property secures the Secured Obligations, as modified pursuant to this Amendment, and that no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary under applicable law in order to maintain the continued enforceability, validity, perfection and priority of the Lien of such Mortgage as security for the Secured Obligations, as modified pursuant to this Amendment (which evidence may consist of written confirmation (including by email) from counsel reasonably satisfactory to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent), or (y) if the evidence required under clause (x) of this paragraph (a) is not delivered with respect to any such Mortgaged Property, then within 60 Business Days after the Incremental Effective Date, an amendment to the applicable Mortgage in proper form for recording in the applicable recording office, duly executed and delivered by an authorized officer of each party thereto, and otherwise in form and substance satisfactory to the Administrative Agent (each, a “Mortgage Amendment”) and/or such other documents, instruments or actions as are necessary under applicable law in order to maintain the continued enforceability, validity, perfection and priority of the Lien of such Mortgage as security for the Secured Obligations, as modified pursuant to this Agreement;

2.
With respect to any Owned Mortgaged Property for which a Mortgage Amendment is delivered pursuant to paragraph (a) above and with respect to which a Title Policy was delivered to the Administrative Agent pursuant to the Credit Agreement, within 60 Business Days after the Incremental Effective Date, a date-down, modification, or other endorsement reasonably satisfactory to the Administrative Agent, which endorsement shall modify the description of the insured document to include the applicable Mortgage Amendment, insure against the invalidity, unenforceability or loss of priority of the existing Mortgage as a result of this Amendment or of the applicable Mortgage Amendment, and otherwise be in form and substance reasonably satisfactory to Administrative Agent, in each case to the extent such endorsements are available at commercially reasonable rates in the state and local jurisdiction in which the relevant Mortgaged Property is located;

3.
With respect to any such Mortgaged Property for which a Mortgage Amendment is delivered pursuant to paragraph (a) above and with respect to which a local counsel opinion was delivered to the Administrative Agent pursuant to the Credit Agreement, within 60 Business Days after the Incremental Effective Date, written confirmation by such local counsel (which written confirmation may be in the form of email) that the Mortgage Amendment is in proper form for recording in the applicable recording office and that the Mortgage, as amended by the Mortgage Amendment, and the lien granted thereunder, is adequate, valid and effective under local law, and which written confirmation shall be in form and substance reasonably satisfactory to the Administrative Agent; and

4.
evidence that all fees, costs and expenses in connection with the preparation, execution, filing and recordation, as applicable, of the items required under this Section 4 have been paid, including, without limitation, reasonable attorneys’ fees, title insurance premiums, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes, if any, and title search charges and other charges incurred in connection with the matters described in this Section 4.

Each Lender hereby acknowledges that local counsel in one or more states in which Mortgaged Properties are located have not been consulted with respect to (x) the effect of this Amendment on the Lien of those of the existing Mortgages which are not being amended or (y) the validity, perfection, enforceability or recordability of the Mortgage Amendments, if any, which may be delivered pursuant to the requirements of this Section 4.  In addition, pursuant to the requirements of this Section 4, endorsements may not be obtained with respect to one or more of the Title Policies insuring certain of the Mortgages and legal opinions in respect validity, perfection, enforceability and/or priority of the Mortgages as amended by the Mortgage Amendments will not be obtained.  Consequently, there is a risk that the validity, perfection, enforceability and/or priority of one or more of the existing Mortgages may be adversely affected by the modifications of the Secured Obligations pursuant to this Amendment or that the Incremental Term Loans may not be secured by the Mortgages as amended. Each Lender agrees that neither the Administrative Agent nor any Loan Party nor any of their officers, directors, agents, attorneys or other representatives shall have any liability to any Lender as a result of the foregoing.

SECTION 5.    Representations and Warranties. Each Loan Party represents and warrants as follows as of the date hereof:
(a)    This Amendment will not (A) conflict with or result in a breach of, or require any consent which has not been obtained as of the Incremental Effective Date under, (i) the respective Organizational Documents of any Company, (ii) any Governmental Requirement or (iii) any agreement or instrument (including the Franchise Agreements) to which any Company is a party or by which it is bound or to which it or its Properties are subject, or (B) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of any Company pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents, except, in the case of clauses (A)(ii), (A)(iii) and (B) only, for conflicts, unobtained consents, breaches, defaults and Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Each Loan Party has all necessary power and authority to execute, deliver and perform its obligations under this Amendment; and the execution, delivery and performance by each Loan Party of this Amendment, have been duly authorized by all necessary corporate action on its part; and this Amendment constitutes the legal, valid and binding obligations of each Loan Party, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor’s rights and by general principles of equity limiting the availability of certain remedies.
(c)    Upon the effectiveness of this Amendment and both before and immediately after giving effect to this Amendment and the making of the Incremental Term Loans as contemplated herein, no Default exists.
(d)    The representations and warranties made by the Loan Parties in Article VII of the Credit Agreement and in the other Loan Documents shall be true in all material respects (and in all respects if qualified by materiality) on and as of the Incremental Effective Date both before and after giving effect to the Incremental Term Loans made on the Incremental Effective Date with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date.
SECTION 6.    Reference to and Effect on the Credit Agreement and the Loan Documents.
(a)    On and after the Incremental Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(b)    The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Instruments and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.
SECTION 7.    Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.
SECTION 8.    Governing Law.
(i)    THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(ii)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.
(iii)    EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE GOVERNMENTAL REQUIREMENTS.
(iv)    NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE LOAN PARTIES IN ANY OTHER JURISDICTION WITH RESPECT TO ANY OTHER LOAN DOCUMENT THAT PROVIDES FOR SUCH OTHER JURISDICTION, INCLUDING WITHOUT LIMITATION THE COMMENCEMENT OF ENFORCEMENT PROCEEDINGS UNDER THE LOAN DOCUMENTS IN ALL APPLICABLE JURISDICTIONS.
(v)    EACH LOAN PARTY AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NPC INTERNATIONAL, INC.
    as Parent Borrower
By:    /s/ Troy D. Cook
    Name:    Troy D. Cook
    Title:    Executive Vice President- Finance, Chief Financial Officer and Secretary
NPC QUALITY BURGERS, INC.,
    as Subsidiary Borrower
By:    /s/ Troy D. Cook
    Name:    Troy D. Cook
    Title:    Vice President, Secretary and Treasurer
NPC OPERATING COMPANY B, INC.,
    as Subsidiary Borrower
By:    /s/ Troy D. Cook
    Name:    Troy D. Cook
    Title:    Vice President, Secretary and Treasurer
NPC RESTAURANT HOLDINGS, LLC,
    as Guarantor
By:    /s/ Troy D. Cook
    Name:    Troy D. Cook
    Title:    Executive Vice President- Finance, Chief Financial Officer and Secretary
BARCLAYS BANK PLC,
    as Administrative Agent and Lender
By:    /s/ Ritam Bhalla
    Name:    Ritam Bhalla
    Title:    Director

Churchill Financial Cayman Ltd.,
    as Lender

By: Churchill Financial LLC
Its: Collateral Manager

By:    /s/ Christopher Cox
    Name:    Christopher Cox
    Title:    Principal

ANNEX A

SCHEDULE 2.01(b)

INCREMENTAL TERM COMMITMENTS

Churchill Financial Cayman Ltd. Barclays Bank PLC	$25,000,000 $15,000,000
TOTAL	$40,000,000

ANNEX B

SCHEDULE 3.01(b)

AMORTIZATION OF TERM LOANS

The Term Loans shall be repaid in consecutive quarterly installments on the Payment Date occurring during the month set forth below or on the Term Loan Maturity Date, as applicable, in an aggregate amount equal to the amount specified below for each such date.

Time of Payment	Installment Amount
June 2014	$1,039,540.82
September 2014	$1,039,540.82
December 2014	$1,039,540.82
March 2015	$1,039,540.82
June 2015	$1,039,540.82
September 2015	$1,039,540.82
December 2015	$1,039,540.82
March 2016	$1,039,540.82
June 2016	$1,039,540.82
September 2016	$1,039,540.82
December 2016	$1,039,540.82
March 2017	$1,039,540.82
June 2017	$1,039,540.82
September 2017	$1,039,540.82
December 2017	$1,039,540.82
March 2018	$1,039,540.82
June 2018	$1,039,540.82
September 2018	$1,039,540.82
Term Loan Maturity Date	$388,788,265.24